Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

INTRODUCTORY NOTE

The following unaudited pro forma condensed consolidated financial statements give effect to the transaction between Captaris, Inc., a Washington corporation (“Captaris”) and Océ Document Technologies GmbH (“ODT”), a German limited liability company headquartered in Constance, Germany, using the purchase method of accounting for the business combination.

On January 4, 2008, Captaris Verwaltungs GmbH, a German limited liability company (“CV GmbH”) and wholly-owned subsidiary of Captaris, Inc., acquired ODT, pursuant to a Sale and Purchase Agreement (the “SPA”) by and between CV GmbH and Océ Deutschland Holding GmbH & Co. KG, a German limited partnership (the “Seller”), dated December 20, 2007. Under the terms of the SPA, CV GmbH acquired all of the outstanding equity of ODT from the Seller, and ODT became a wholly-owned subsidiary of CV GmbH and an indirect wholly-owned subsidiary of Captaris, Inc. After the acquisition, we re-named ODT to Captaris Document Technologies GmbH (“CDT”).

Under the terms of the agreement, CV GmbH acquired CDT for approximately €10.4 million, net of CDT’s cash balance as of the closing of approximately €21.2 million. CV GmbH also assumed CDT’s operating and financial liabilities, including approximately €12.1 million in future retirement and jubilee obligations.

The purchase of CDT was initially reported on a Current Report on Form 8-K filed on January 8, 2008, and is being amended hereby to include the financial statements required by Item 9.01.

The transaction will be accounted for as a purchase of CDT by Captaris under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations. Under the purchase method of accounting, the total purchase price is allocated to the net tangible and intangible assets acquired by Captaris in connection with the transaction, based on their fair values as of the completion of the transaction. The excess cost over the net tangible and identifiable intangible assets is allocated to goodwill.

The unaudited pro forma condensed consolidated financial statements present the purchase of CDT under the purchase method of accounting, which reflects the allocation of the purchase price to the assets acquired and liabilities assumed based on their estimated fair value at the time of the purchase. The unaudited pro forma condensed consolidated financial statements reflect the preliminary purchase price allocation based on Captaris’ estimate of the fair value of the assets acquired and liabilities assumed. The preliminary purchase allocation is subject to finalization of the valuation of intangible assets, and other assets acquired and liabilities assumed.

The unaudited pro forma condensed consolidated balance sheet of Captaris gives effect to the transaction as if it occurred on September 30, 2007. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2006 and the nine months ended September 30, 2007 give effect to the transaction as if it had occurred on January 1, 2006.

The historical statement of operations and balance sheet of CDT have been prepared in accordance with U.S. generally accepted accounting principles for the purpose of presenting the unaudited pro forma condensed consolidated financial information.

The historical financial statements of CDT were presented in Euros with a fiscal year ending November 30th. For the purposes of presenting the unaudited pro forma condensed consolidated financial information, the adjusted statement of operations of CDT for the year ended December 31, 2006 and nine month period ended September 30, 2007, have been translated into US dollars at the average monthly closing rate for the year ended December 31, 2006 and nine months ended September 30, 2007. Since CDT’s fiscal year end is within 93 days of our fiscal year end, December 31st, in accordance with the rules of the Securities and Exchange Commission, we have not converted CDT’s financial statements to our fiscal year end. We have consolidated CDT’s fiscal year November 30th financial statements with our financial statements as if they were fiscal year December 31st financial statements. The adjusted balance sheet of CDT at August 31, 2007 has been translated into US dollars at the closing rate on September 30, 2007.

The preliminary pro forma acquisition adjustments are based on available information and certain assumptions made by our management and may be revised as additional information becomes available. The unaudited pro forma condensed consolidated financial information is not intended to represent what Captaris’ financial position was or results of operations would have been if the acquisition had occurred on those dates or to project Captaris’ financial position or results of operations for any future period. Since Captaris and CDT were not under common control or management for any period presented, the unaudited pro forma condensed consolidated financial results may not be comparable to, or indicative of, future performance.

The pro forma adjustments are based upon information and assumptions available at the time of the filing of this Form 8-K/A and results of the preliminary allocation of the purchase price based on estimates of the fair value of the assets acquired and liabilities assumed. The unaudited pro forma statements do not reflect synergies expected from the combination of the two entities. The unaudited pro forma condensed consolidated financial statements and the accompanying notes thereto of Captaris and CDT should be read in conjunction with and are qualified by the historical financial statements and notes thereto of Captaris and CDT. Captaris’ historical financial statements are included in Captaris’ Annual Report on Form 10-K for the year ended December 31, 2006 and Captaris’ Quarterly Report on Form 10-Q for the nine months ended September 30, 2007. The historical financial statements and related notes thereto for CDT for the year ended November 30, 2006 is attached as Exhibit 99.1 to this Form 8-K/A. The historic financial data of CDT as of and for the nine months ended August 30, 2007 included in the pro forma condensed consolidated financial statements is attached as Exhibit 99.2.

We cannot assure you that Captaris will not incur charges in excess of those included in the pro forma total consideration related to the transaction or that management will be successful in its efforts to integrate the operations of the companies.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

BALANCE SHEET

September 30, 2007

(in thousands)

	Historical
	Captaris	CDT US GAAP	Pro Forma Adjustments		Pro Forma Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$11,230	$—	$12,410	a, b, c, e	$23,640
Receivable from parent company	—	28,748	(28,748	)e	—
Short-term investments, available-for-sale	2,819	—	—		2,819
Accounts receivable, net	16,206	4,928	—		21,134
Inventories	1,837	253	—		2,090
Prepaid expenses and other assets	3,683	505	—		4,188
Assets held for sale	—	—	—		—
Income tax receivable and deferred tax assets, net	2,880	(49)	(128	)b	2,703

Total current assets	38,655	34,385	(16,466)		56,574
Long-term investments, available-for-sale	32,474	—	(29,083	)c	3,391
Restricted cash	1,000	—	—		1,000
Other long-term assets	498	—	—		498
Equipment and leasehold improvements, net	7,376	675	—		8,051
Intangible assets, net	12,596	—	17,490	b, d	30,086
Goodwill	37,521	—	11,709	b, d	49,230
Deferred tax assets, net	6,021	1,464	(1,269	)b, d	6,216

Total assets	$136,141	$36,524	$(17,619)		$155,046

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,087	$1,221	$—		$7,308
Accrued compensation and benefits	4,310	1,795	—		6,105
Other accrued liabilities	2,172	884	2,970	a	6,026
Income taxes payable	571	—	1,598	d	2,169
Deferred revenue	21,898	1,661	(205	)b	23,354

Total current liabilities	35,038	5,561	4,363		44,962
Long-term employee benefits	—	17,284	—		17,284
Accrued liabilities – noncurrent	702	—	—		702
Deferred revenue – noncurrent	5,805	—	—		5,805

Total liabilities	41,545	22,845	4,363		68,753

Commitments and contingencies
Shareholders’ equity:
Common stock	267	13,949	(13,949	)f	267
Additional paid-in capital	42,023	—	—		42,023
Retained earnings	49,794	(302)	(8,984	)e, f	40,508
Accumulated other comprehensive income	2,512	32	951	g	3,495

Total shareholders’ equity	94,596	13,679	(21,982)		86,293

Total liabilities and shareholders’ equity	$136,141	$36,524	$(17,619)		$155,046

See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL

INFORMATION

The following unaudited pro forma adjustments relate to the acquisition as if it had occurred as of January 1, 2006. The pro forma adjustments are based on preliminary estimates that are subject to finalization of the valuation of intangible and other assets and liabilities acquired. Amounts are in thousands.

(a)	Purchase Price Adjustments

The purchase price adjustments reflect the cash payment made for the purchase of CDT’s outstanding stock and the acquisition-related costs incurred by Captaris net of cash acquired.

For purposes of the pro forma financial information, the following table presents the components of the purchase price consideration.

Cash paid for acquisition of CDT net of acquired cash	$17,505
Estimated transaction costs	3,534

Total cash paid for acquisition of CDT	$21,039

The acquisition-related expenses consist primarily of legal and accounting fees, consulting and other directly related charges. These expenses appear as a pro forma adjustment to other accrued liabilities.

(b)	Purchase Price Allocation

The following represents the preliminary allocation of the purchase price to the acquired assets and assumed liabilities of CDT and is based on January 1, 2006 balances for pro forma purposes only. These amounts differ from the preliminary allocation of purchase prices based on the closing date, January 4, 2008, balances.

Tangible assets acquired	$9,233
Intangible assets acquired	23,724
Goodwill	10,165

Total purchase price	$43,122

Tangible assets acquired of $9,233 consist primarily of accounts receivable, inventory, prepaid expenses, deferred tax assets and property and equipment. CDT’s historical assets and liabilities were reviewed for valuation and determined to approximate fair value. No significant fair value adjustments to CDT’s recorded assets or liabilities were necessary.

Goodwill of $10,165 represents the excess of the purchase price over the fair value of tangible and identifiable intangible assets.

Amortization of acquired intangible assets has been provided over their estimated useful lives, as follows:

Amortization Period in Years
Technology	7
Customer relationships	3

(c)	This adjustment represents the liquidation of our investment portfolio to free up cash to purchase CDT.

(d)	This adjustment represents the amortization of the purchased intangibles and the related tax effect for the nine months ended September 30, 2007.

(e)	These adjustments represent the conversion to cash of CDT’s outstanding receivable balance from its parent company prior to closing the transaction.

(f)	These adjustments represent the elimination of CDT’s stockholders’ equity accounts.

(g)	This adjustment represents the translation of CDT’s balance sheet to U.S. dollars.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENT OF OPERATIONS

For the nine months ended September 30, 2007

(in thousands except per share data)

	Historical
	Captaris	CDT US GAAP	Pro Forma Adjustments		Pro Forma Consolidated
Net revenue	$66,744	$21,468	$—		$88,212
Cost of revenue	20,098	7,257	1,946	a	29,301

Gross profit	46,646	14,211	(1,946)		58,911
Operating expenses:
Research and development	11,272	5,068	—		16,340
Selling and marketing	25,630	7,456	—		33,086
General and administrative	13,170	1,756	—		14,926
Amortization of intangible assets	665	—	2,237	a	2,902
In-process research and development	219	—	—		219
Gain on sale of discontinued CallXpress product line	(1,000)	—	—		(1,000)

Total operating expenses	49,956	14,280	2,237		66,473

Operating income (loss)	(3,310)	(69)	(4,183)		(7,562)
Other income (expense):
Interest income	1,590	536	(996	)b	1,130
Interest expense	—	(569)	—		(569)
Other income (expense), net	179	3,078	—		3,257

Other income	1,769	3,045	(996)		3,818
Income (loss) from continuing operations before income tax expense (benefit)	(1,541)	2,976	(5,179)		(3,744)
Income tax expense (benefit)	(1,600)	3,638	(73	)a, b, c	1,965

Income (loss) from continuing operations	$59	$(662)	$(5,106)		$(5,709)
Discontinued operations:
Gain (loss) on sale of MediaTel assets, net of income tax expense (benefit)	(3)	—	—		(3)

Income (loss) from discontinued operations	(3)	—	—		(3)
Net income (loss)	$56	$(662)	$(5,106)		$(5,712)

Basic net income (loss) per common share:
Income (loss) from continuing operations	$0.00				$(0.21)
Income (loss) from discontinued operations	(0.00)				(0.00)

Net income (loss)	$0.00				$(0.21)

Diluted net income (loss) per common share:
Income (loss) from continuing operations	$0.00				$(0.20)
Income (loss) from discontinued operations	(0.00)				(0.00)

Net income (loss)	$0.00				$(0.20)

Weighted average basic common shares	27,212				27,212
Weighted average diluted common shares	27,965				27,965

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

The following adjustments to the unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2007 relate to the acquisition as if it had occurred as of January 1, 2006. The pro forma adjustments to amortization expense are based on the preliminary purchase price allocation which is based on Captaris’ estimate of the fair value of the assets acquired and liabilities assumed. The pro forma adjustments are subject to finalization of the valuation of intangible and other assets and liabilities acquired.

(a)	This adjustment represents the amortization of the intangible assets relating to technology, customer relationships, trademarks and tradenames for the nine month period ended September 30, 2007.

(b)	This adjustment represents the elimination of interest income that Captaris would not have earned during 2007, resulting from the decrease in cash related to the purchase price of CDT.

(c)	This adjustment reflects the income tax effect relating to adjustments described above and inclusion of CDT in the determination of the pro forma tax expense

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENT OF OPERATIONS

For the year ended December 31, 2006

(in thousands except per share data)

	Historical
	Captaris	CDT US GAAP	Pro Forma Adjustments		Pro Forma Consolidated
Net revenue	$91,986	$29,509	$—		$121,495
Cost of revenue	27,720	9,954	2,428	a	40,102

Gross profit	64,266	19,555	(2,428)		81,393
Operating expenses:
Research and development	12,227	5,820	—		18,047
Selling and marketing	31,830	9,173	—		41,003
General and administrative	16,103	1,769	—		17,872
Amortization of intangible assets	1,274	—	2,790	a	4,064
In-process research and development	—	—	—		—
Gain on sale of discontinued CallXpress product line	(1,000)	—	—		(1,000)

Total operating expenses	60,434	16,762	2,790		79,986

Operating income (loss)	3,832	2,793	(5,218)		1,407
Other income (expense):
Interest income	1,894	517	(1,328	)b	1,083
Interest expense	—	(769)	—		(769)
Other income (expense), net	55	(1,381)	—		(1,326)

Other income	1,949	(1,633)	(1,328)		(1,012)
Income (loss) from continuing operations before income tax expense (benefit)	5,781	1,160	(6,546)		395
Income tax expense (benefit)	1,816	(342)	(1,526	)a, b, c	(52)

Income (loss) from continuing operations	$3,965	$1,502	$(5,020)		$447
Discontinued operations:
Gain (loss) on sale of MediaTel assets, net of income tax expense (benefit)	16	—	—		16

Income (loss) from discontinued operations	16	—	—		16
Net income (loss)	$3,981	$1,502	$(5,020)		$463

Basic net income (loss) per common share:
Income (loss) from continuing operations	$0.14				$0.02
Income (loss) from discontinued operations	0.00				0.00

Net income (loss)	$0.14				$0.02

Diluted net income (loss) per common share:
Income (loss) from continuing operations	$0.14				$0.02
Income (loss) from discontinued operations	0.00				0.00

Net income (loss)	$0.14				$0.02

Weighted average basic common shares	27,899				27,899
Weighted average diluted common shares	27,514				28,514

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

The following unaudited pro forma adjustments to the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2006 relate to the acquisition as if it had occurred as of January 1, 2006. The pro forma adjustments to amortization expense are based on the preliminary purchase price allocation which is based on Captaris’ estimate of the fair value of the assets acquired and liabilities assumed. The pro forma adjustments are subject to finalization of the valuation of intangible and other assets and liabilities acquired.

(a)	This adjustment represents the amortization of the intangible assets relating to technology, customer relationships, trademarks and tradenames for the nine month period ended September 30, 2007.

(b)	This adjustment represents the elimination of interest income that Captaris would not have earned during 2007, resulting from the decrease in cash related to the purchase price of CDT.

(c)	This adjustment reflects the income tax effect relating to adjustments described above and inclusion of CDT in the determination of the pro forma tax expense.